As filed with the Securities and Exchange Commission on July __, 1996.

                                                 Registration No. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                        PHARMACEUTICAL FORMULATIONS, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 22-2367644
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                 460 Plainfield Avenue, Edison, New Jersey       08818
               (Address of Principal Executive Offices)        (Zip Code)

                             1994 STOCK OPTION PLAN
                         1994 CHEESMAN STOCK OPTION PLAN
                        1994 BLACKSHIRE STOCK OPTION PLAN
                         1994 CALLAHAN STOCK OPTION PLAN
                            (Full title of the plans)

                            Frank Marchese, Secretary
                        Pharmaceutical Formulations, Inc.
                              460 Plainfield Avenue
                            Edison, New Jersey 08818
                                 (908) 985-7100
                 (Name and address, telephone number, including
                        area code, of agent for service)

                        Copies of all correspondence to:
                              David W. Lowden, Esq.
                            Stroock & Stroock & Lavan
                                7 Hanover Square
                            New York, New York 10004
                                 (212) 806-6187

                                                 (continued on next page)

(continuation of cover page)


                         CALCULATION OF REGISTRATION FEE

                                         Proposed   Proposed
                                         maximum    maximum
                          Amount         offering   aggregate    Amount of
  Title of securities     to be          price per  offering     registration
  to be registered        registered     share (1)  price (1)    fee

  Common Stock,            1,000,000     $.86       $860,000       $296.56
  $.08 par value           shares(2)

  Common Stock,            75,000        $.86       $ 64,500       $ 22.25
  $.08 par value           shares(2)

  Common Stock,            75,000        $.86       $ 64,500       $ 22.25
  $.08 par value           shares(2)

  Common Stock,            75,000        $.86       $ 64,500       $ 22.25
  $.08 par value           shares(2)


  Total                    1,225,000                $1,053,500    $363.31
                           shares


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the bid and asked prices on July
     16, 1996.

(2) Consists of 1,000,000 shares of Common Stock of the Registrant which are issuable upon exercise of options which have been granted or will be granted under the 1994 Stock Option Plan and 75,000 shares of Common Stock of the Registrant which are issuable upon exercise of options which have been granted under each of the 1994 Blackshire Stock Option Plan, 1994
     Callahan Stock Option Plan and 1994 Cheesman Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement on Form S-8 of Pharmaceutical Formulations, Inc. a Delaware corporation (the "Registrant"), covers 1,000,000 shares of common stock, par value $.08 per share, of the Registrant (the "Common Stock") reserved for issuance under the Registrant's 1994 Stock Option Plan and 75,000 shares of Common Stock reserved for issuance under each of 1994 Blackshire Stock Option Plan, 1994 Callahan Stock Option Plan and 1994 Cheesman Stock Option Plan, for a total of 1,225,000 shares of Common Stock.

Item 1. Plan Information

     The documents containing the information specified in this Part I will be sent or given to optionees, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Information

     (omitted pursuant to procedure described in Item 1 above)

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Commission by the Registrant (Commission File No. 0-5860) are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996 and the Registrant's Current Report on Form 8-K for an event occurring on April 4, 1996; and

     (c) The description of the Common Stock which is contained in the Registrant's Registration Statement on Form 8-A, filed on November 3, 1983, filed to register such Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     (Not applicable)

Item 5.  Interests of Named Experts and Counsel

     (Not applicable)

Item 6.  Indemnification of Directors and Officers

     The Registrant's Certificate of Incorporation provides that the Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation shall provide for the advance payment of all indemnified expenses. The Registrant's Certificate of Incorporation also contains provisions limiting or eliminating a director's personal liability to the Registrant or its stockholders for damages arising from any breach of the director's duty to the Registrant, except in specified circumstances. Delaware General Corporation Law
Section 145, sets forth the indemnification permitted under Delaware law.

Item 7.  Exemption from Registration Claimed

     (Not Applicable)

Item 8.  Exhibits

   Exhibit No.                 Description

         5.1 Opinion of Stroock & Stroock & Lavan with respect to the shares of Common Stock registered hereunder.

         24.1 Consent of Counsel to be named in the Registration Statement. Reference is made to
                            Exhibit 5 to this Registration Statement which contains a copy of this Consent.

         24.2 Consent of BDO Seidman LLP to be named in the Registration Statement.


Item 9.  Undertakings

     (a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S- 8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 11th day of July, 1996.

                                    PHARMACEUTICAL FORMULATIONS, INC.

                                    By:  /s/ Frank Marchese
                                        ---------------------------------
                                        Frank Marchese, Vice President,
                                             Finance

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby make, constitute and appoint Charles LaRosa and Frank Marchese, and each of them, his true and lawful attorneys and attorney and agents or agent with full power and authority on his behalf to execute and file with the Securities and Exchange Commission any amendment or amendments, including post-effective amendments, to this registration statement, and he does hereby ratify and confirm all his said attorneys or attorney and agents or agent may do or cause to be done by virtue hereof.


     Signature                Title                     Date
     ---------                -----                     -----


 /s/ Charles LaRosa        President (Principal         July 11, 1996
Charles LaRosa             Executive Officer) and
                           Director

 /s/ Frank Marchese        Vice President, Finance      July 11, 1996
Frank Marchese             (Principal Financial
                           Officer and Principal
                           Accounting Officer),
                           Secretary and Treasurer

 /s/ Ben Blackshire        Director                     July 11, 1996
Ben Blackshire


 /s/ Michael Callahan      Director                     July 11, 1996
Michael Callahan


 /s/ Ray Cheesman          Director                     July 11, 1996
Ray Cheesman


 /s/ John L. Oram          Director                     July 11, 1996
John L. Oram


 /s/ Max A. Tesler         Director                     July 11, 1996
Max A. Tesler
                                  EXHIBIT INDEX



Exhibit
Number                     Description



 5.1                       Opinion of Counsel.

 24.1                      Consent of Counsel, contained in Opinion
                             of Counsel filed as Exhibit 5.

 24.2                      Consent of BDO Seidman LLP